UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2012

TRANSGLOBAL ASSETS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148697	88-0476779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 4800 Meadows Road, Suite 300, Lake Oswego, Oregon 97035

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (541) 994-1192

Copies to:

Andrea Cataneo, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry into a Material Definitive Agreement.

Effective April 1, 2012, the Company entered into a Consultant Agreement with Van Scoyoc Associates, Inc. (“VSA”). The Agreement provides that VSA shall act as consultants and advisors to the Company with regards to Federal Government Relations and various business development issues. The term of the agreement is for 1 year, ending on April 1, 2013.

For its services VSA shall receive payments per month from the Company. In addition, the Company shall pay VSA a “success fee” of 5% of the total of any value of any investment in or payment to the Company that VSA secures on behalf of the Company. In the event VSA raises capital on behalf of the Company or secures purchases of the Company’s portable waste products, VSA would receive a 10% equity position in the Company.

The agreement also provides that should VSA receive a “success fee”, 50% of such shall be paid, by the Company, directly to TriState Capital Financial, LLC.

The foregoing description of the VSA agreement does not purport to be complete and is qualified in its entirety by reference to this agreement which is attached as an exhibit to this Current Report and is incorporated into this Item by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

Effective April 1, 2012, the Company entered into employment agreements with Kent A. Strickler, appointing him Chief Executive Officer and President of the Company, and Douglas R. Johnson, appointing him Chief Operating Officer, which agreements contain the same terms and provisions. The agreements provide for an initial term of three years, ending on March 31, 2015. The agreements also provide for an annual base salary of $180,000.   The executives shall be issued immediately, upon approval by the board, a commitment bonus of 10,000,000 shares of the Company’s common stock. The Board of Directors may provide, in its discretion, an additional bonus to the executives.

    The Board may, in its discretion, approve the issuance of stock options or grants to the executives. In the event either of the executives is terminated by the Company without cause or due to the executive’s death or disability, the Company shall amend any then issued stock options granted to the executive to permit full vesting and full exercise thereof. In the event either of the executives terminates their own employment for “good reason”, they will receive the same treatment as if they were terminated by the Company without cause.

    In the event one of the executives dies during the term of the employment agreement, the Company shall pay to the deceased executive’s heirs or personal representatives the executive’s then due base salary and accrued but unused vacation pay. Any additional compensation then due will be paid to the deceased executive’s estate.

The foregoing description of the employment agreements do not purport to be complete and are qualified in their entirety by reference to the agreements which are attached as an exhibits to this Current Report and are incorporated into this Item by reference.

Resignation of Director

On March 31, 2012, Paul Thompson resigned as a director of the Company.

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Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Consultant Agreement between TransGlobal Assets, Inc. dated April 1, 2012.
10.2	Employment Agreement between TransGlobal Assets, Inc. and Kent A. Strickler dated as of April 1, 2012.
10.3	Employment Agreement between TransGlobal Assets, Inc. and Douglas R. Johnson dated as of April 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGLOBAL ASSETS, INC.

Date: April 24, 2012	By:
Name: Kent A. Strickler
Title: Chief Executive Officer

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Exhibit Index

Exhibit Number	Description
10.1	Consultant Agreement between TransGlobal Assets, Inc. and Van Scoyoc Associates, Inc. dated as of April 1, 2012.
10.2	Employment Agreement between TransGlobal Assets, Inc. and Kent A. Strickler dated as of April 1, 2012.
10.3	Employment Agreement between TransGlobal Assets, Inc. and Douglas R. Johnson dated as of April 1, 2012.

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